Exhibit 99.1

Metsera Receives Unsolicited Proposal from Novo Nordisk

Metsera Declares Novo Nordisk Proposal “Superior”

Novo Nordisk Proposal Values Metsera at up to $77.75 per Share, a Total of Approximately $9.1 Billion

Pursuant to Pfizer Merger Agreement, Metsera and Pfizer May Negotiate Potential Adjustments to Existing Transaction

Pfizer Merger Agreement Remains in Effect; No Action Required by Metsera Shareholders

October 30, 2025—Metsera, Inc. (NASDAQ: MTSR) (“Metsera”) today announced that its Board of Directors had determined, after consultation with its outside counsel and financial advisors, that an unsolicited proposal that Metsera received from Novo Nordisk A/S (Nasdaq Copenhagen: NOVO B) (“Novo Nordisk”) to acquire Metsera (the “Novo Nordisk Proposal”) on October 25, 2025 constitutes a “Superior Company Proposal” as defined in Metsera’s existing Merger Agreement with Pfizer (the “Pfizer Merger Agreement”).

Novo Nordisk’s Proposal is structured in two steps. In the first step, immediately following the signing of a definitive agreement, Novo Nordisk would pay Metsera $56.50 per Metsera common share in cash as well as certain amounts in respect of Metsera employee equity and transaction expenses. In exchange, Metsera would issue Novo Nordisk non-voting preferred stock representing 50% of Metsera’s share capital. On the same day, Metsera would declare a dividend of $56.50 per Metsera common share in cash, to be paid ten days later.

In the second step, which would happen only after receiving approval from Metsera shareholders and relevant regulators, Metsera shareholders would receive a contingent value right (“CVR”) of up to $21.25 per share in cash based on development and regulatory approval milestones substantially similar to those agreed in the proposed merger between Metsera and Pfizer, and Novo Nordisk would acquire the remainder of the outstanding shares of Metsera.

This proposal values Metsera at up to $77.75 per share, for a total of approximately $9.1 billion, representing an approximate 133% premium to Metsera’s closing price as of September 19, 2025, the last trading day before the Pfizer transaction was announced.

Metsera today notified Pfizer of its declaration of the Novo Nordisk Proposal as a Superior Company Proposal. Under the terms of the Pfizer Merger Agreement, this notice (the “Notice”) triggers a four business day period during which Pfizer has the right to negotiate with Metsera adjustments to the terms and conditions of the Pfizer Merger Agreement so that the Novo Nordisk Proposal would cease to constitute a Superior Company Proposal. Pfizer has informed Metsera that it does not believe Metsera has the right to deliver the Notice. Metsera disagrees with Pfizer’s view.

Following the conclusion of this period, if Metsera’s Board of Directors concludes in good faith, after consultation with its outside counsel and financial advisor, that, after considering any adjustments to the terms of the Pfizer Merger Agreement proposed by Pfizer, the Novo Nordisk Proposal continues to constitute a Superior Company Proposal, Metsera would be entitled to terminate the Pfizer Merger Agreement.

At this time, the Pfizer Merger Agreement remains in full effect, and Metsera’s Board of Directors reaffirm their recommendation that the holders of Metsera common stock approve the adoption of the Pfizer Merger Agreement and approve the Merger with Pfizer on the terms and subject to the conditions set forth in the Pfizer Merger Agreement. However, no action by Metsera shareholders is required at this time.

Disclosure Notice

This release contains forward-looking information about, among other topics, Pfizer’s proposed acquisition of Metsera, Pfizer’s and Metsera’s pipeline products, including their potential benefits, potential best-in-class status, differentiation, profile and dosing, potential clinical trials, and the anticipated timing of completion of the proposed acquisition, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties relating to Pfizer’s proposed acquisition of Metsera include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by Metsera stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that more competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships, including Metsera’s ability to attract and retain highly qualified management and other clinical and scientific personals; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer’s or Metsera’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or Metsera’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; risks and uncertainties related to issued or future executive orders or other new, or changes in, laws, regulations or policy; changes in tax and other laws, regulations, rates and policies; the uncertainties inherent in business and financial planning, including, without limitation, risks related to Pfizer’s business and prospects, adverse developments in Pfizer’s markets, or adverse developments in the U.S. or global capital markets, credit markets, regulatory environment, tariffs and other trade policies or economies generally; future business combinations or disposals; uncertainties regarding the commercial success of Metsera’s pipeline products or Pfizer’s commercialized and/or pipeline products; risks associated with Metsera conducting clinical trials and preclinical studies outside of the United States; Metsera’s reliance on third parties to conduct clinical trials and preclinical studies and for the manufacture and shipping of its product candidates; the risk that Metsera’s product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with Metsera’s license and collaboration agreements and future strategic alliances; Metsera’s ability to obtain, maintain, defend and enforce patent or other intellectual property protection for current or future product candidates or technology; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with initial, preliminary or interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for Pfizer’s or Metsera’s pipeline products for any potential indications; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of such products; uncertainties regarding the impact of COVID-19; and competitive developments.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and Metsera described in the “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results” (in the case of Pfizer) and “Special Note regarding Forward Looking Statements” (in the case of Metsera) sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Pfizer and Metsera assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither Pfizer nor Metsera gives any assurance that it will achieve its expectations.

Additional Information and Where to Find It

In connection with Pfizer’s proposed acquisition of Metsera, Metsera has filed documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement has been mailed to Metsera’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Metsera with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at Metsera’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Metsera’s proxy statement. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, or at www.metsera.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Metsera and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Metsera in favor of the proposed transaction. Information about Metsera’s directors and executive officers is set forth in Part III of Metsera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 26, 2025. Additional information concerning the interests of Metsera’s participants in the solicitation, which may, in some cases, be different than those of Metsera’s stockholders generally, is set forth in Metsera’s proxy statement relating to the proposed transaction. These documents are available free of charge at the SEC’s web site at www.sec.gov and at www.metsera.com.

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